Exhibit 99.1
Motorola Announces Fourth-Quarter and Full-Year Sales and Earnings
•	Fourth-quarter sales of $9.65 billion

•	Fourth-quarter GAAP earnings from continuing operations of $0.05 per share, including net charges of $0.09 per share from items highlighted below

•	Mobile Devices remains challenged; sales declined 38 percent versus prior-year quarter

•	Home & Networks Mobility and Enterprise Mobility Solutions continue to deliver strong results

•	Fourth-quarter positive operating cash flow of $470 million and cash conversion cycle improved by 10 days
SCHAUMBURG, Ill. — January 23, 2008 — Motorola, Inc. (NYSE: MOT) today reported sales of $9.65 billion in the fourth quarter of 2007. Net earnings in the fourth quarter of 2007 were $0.04 per share, which include $0.05 per share from continuing operations and a net loss of $0.01 per share from discontinued operations. Earnings from continuing operations include net charges of $0.09 per share related to a legal settlement, charges associated with previously announced workforce reductions and a write-down of assets, partially offset by tax benefits.
During the quarter, the company generated operating cash flow of $470 million. For the full year, the company generated operating cash flow of $785 million and ended the year with a net cash position of $4.3 billion.
For the full year 2007, sales were $36.6 billion. The net loss was $0.02 per share, which included a net loss of $0.05 per share from continuing operations and earnings of $0.03 per share from discontinued operations. The net loss from continuing operations included net charges of $0.29 per share from items highlighted in the company’s quarterly earnings releases.
“We are focused on aggressively rationalizing the company’s cost structure and working to get Mobile Devices back on track,” said Greg Brown, chief executive officer of Motorola. “The recovery in Mobile Devices will take longer than expected and there is a lot more work to be done. Our primary focus is on improving profitability and enhancing our product portfolio in this business. At the same time, we are very pleased with the continued strong performance of our Home and Networks Mobility and Enterprise Mobility Solutions businesses.”
“During the fourth quarter, we completed several cost actions to improve efficiencies in Mobile Devices and across our organization,” said Tom Meredith, acting chief financial officer of Motorola. “We remain focused on further improving our operating cash flow and cash conversion cycle, while continuing to drive cost savings opportunities.”

During the fourth quarter, the company repurchased 33.7 million shares for $557 million. Since the implementation of its first repurchase program in 2005, Motorola has repurchased a total of 385 million shares for $7.7 billion. The company has $3.8 billion remaining under its current share repurchase authorization.
Operating Results
Mobile Devices segment sales were $4.8 billion, down 38 percent compared with the year-ago quarter. The operating loss was $388 million, compared with operating earnings of $341 million in the year-ago quarter. For the full year 2007, sales were $19.0 billion, a 33 percent decrease compared to 2006, and the segment incurred an operating loss of $1.2 billion, compared to operating earnings of $2.7 billion in 2006. During the quarter, the company shipped 40.9 million handsets.
Mobile Devices highlights:
•	Announced nine new phones during the quarter, including: the U9, featuring a rich music experience with external touch-sensitive music controls; seven new W-Series handsets; and the luxury edition RAZR[2]

•	At the International Consumer Electronics Show (CES): introduced the MOTO Z10, the ROKR E8, which won four Best of CES awards, including CNET’s “People’s Voice” award, and new companion products; and announced the Soundbuzz acquisition

•	Completed an agreement with Qualcomm to include chipsets for 3G devices
Home and Networks Mobility segment sales were $2.7 billion, up 11 percent compared with the year-ago quarter. Operating earnings decreased to $192 million, compared with operating earnings of $223 million in the year-ago quarter. For the full year 2007, sales were $10.0 billion, a 9 percent increase compared to 2006, and the segment generated operating earnings of $709 million, compared to $787 million in 2006.
Home and Networks Mobility highlights:
•	Shipped 3.4 million digital entertainment devices during the quarter, with a record quarter for IP set tops

•	Shipped its 50 millionth cable/voice modem during the quarter

•	Introduced several new products at CES, including the DCX series of MPEG-4 HD set tops, capable of advanced video services, media storage, and usable as a home multimedia hub; the DH01 Mobile TV, a pocket sized and a DVBH device for multimedia entertainment on the go

•	Continued momentum in WiMAX — ending the year with 47 active trials and 15 commercial contracts globally

•	Completed the sale of the embedded computing business to Emerson for $350 million

Enterprise Mobility Solutions segment sales were $2.1 billion, up 35 percent compared with the year-ago quarter, driven by sales from the Symbol business acquired in early 2007. Operating earnings increased to $451 million, compared with operating earnings of $323 million in the year-ago quarter. For the full year 2007, sales were $7.7 billion, a 43 percent increase compared to 2006, and the segment generated operating earnings of $1.2 billion, compared to $958 million in 2006.
Enterprise Mobility Solutions highlights:
•	Acquired majority ownership of Vertex Standard, enabling both companies to deliver an enhanced product portfolio to customers worldwide

•	Awarded contracts from the city of Atlanta and the Colombian Ministry of Defense

•	Announced the CA50 VOIP-enabled wireless bar code scanner

•	Introduced integrated GPS functionality for the market-leading MC70 enterprise digital assistant
First-Quarter 2008 Outlook
The Company’s outlook for the first quarter is a loss from continuing operations of $0.05 to $0.07 per share. This outlook excludes any reorganization of business charges associated with the Company’s operating expense reduction initiatives, as well as any other items of the variety highlighted by the Company in its quarterly earnings releases.

Consolidated GAAP Results
A comparison of results from operations is as follows:

	Fourth Quarter		Full Year
(In millions, except per share amounts)	2007	2006	2007	2006

Net sales	$9,646	$11,792	$36,622	$42,847
Gross margin	2,540	3,069	9,952	12,727
Operating earnings (loss)	(19)	753	(553)	4,092
Earnings (loss) from continuing operations	111	529	(105)	3,261
Net earnings (loss)	100	623	(49)	3,661
Diluted earnings (loss) per common share:
Continuing operations	$0.05	$0.21	$(0.05)	$1.30
Discontinued operations	(0.01)	0.04	0.03	0.16

	$0.04	$0.25	$(0.02)	$1.46

Weighted average diluted common shares outstanding	2,308	2,464	2,313	2,504

Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Wednesday, January 23, 2008. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to: (1) Motorola’s financial outlook for the first quarter of 2008; and (2) the timeframe for a recovery in the Mobile Devices business. Motorola cautions the reader that the risk factors below, as well as those on pages 16 through 24 in Item 1A of Motorola’s 2006 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the company’s ability to improve financial performance and increase market share in its Mobile Devices business; (2) the level of demand for the company’s products; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) the company’s ability to continue generating meaningful savings from supply-chain improvements, manufacturing consolidation and other cost-reduction initiatives; (5) unexpected negative consequences from the company’s ongoing restructuring and cost-reduction activities; (6) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (7) the impact of tax relief, interest rate reduction and liquidity infusion efforts to stimulate the economy; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (9) risks related to dependence on certain key suppliers; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses the intellectual property of others ; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings, including without limitation any relating to the Iridium project; (15) the impact on the company from recent volatility in the commercial paper, debt and equity markets; (16) the impact of foreign currency fluctuations; (17) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (18) the impact on the company from ongoing consolidation in the telecommunications and broadband industries; (19) the impact of changes in governmental policies, laws or regulations; (20) the outcome of currently ongoing and future tax matters; and (21) unforeseen negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
About Motorola
Motorola (MOT: NYSE) is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit http://www.motorola.com.
# # #
Media Contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	December 31, 2007	September 29, 2007	December 31, 2006
Net sales	$9,646	$8,811	$11,792
Costs of sales	7,106	6,306	8,723

Gross margin	2,540	2,505	3,069

Selling, general and administrative expenses	1,273	1,210	1,158
Research and development expenditures	1,097	1,100	1,061
Other charges (income)	101	115	65
Intangibles amortization and IPR&D	88	90	32

Operating earnings (loss)	(19)	(10)	753

Other income (expense):
Interest income, net	11	7	99
Gains (loss) on sales of investments and businesses, net	41	5	(125)
Other	—	6	(43)

Total other income (expense)	52	18	(69)

Earnings from continuing operations before income taxes	33	8	684
Income tax expense (benefit)	(78)	(32)	155

Earnings from continuing operations	111	40	529

Earnings (loss) from discontinued operations, net of tax	(11)	20	94

Net earnings	$100	$60	$623

Earnings (loss) per common share
Basic:
Continuing operations	$0.05	$0.02	$0.22
Discontinued operations	(0.01)	0.01	0.04

	$0.04	$0.03	$0.26

Diluted:
Continuing operations	$0.05	$0.02	$0.21
Discontinued operations	(0.01)	0.01	0.04

	$0.04	$0.03	$0.25

Weighted average common shares outstanding
Basic	2,280.7	2,290.2	2,413.0
Diluted	2,307.9	2,318.4	2,463.6

Dividends paid per share	$0.05	$0.05	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	73.7%	71.6%	74.0%

Gross margin	26.3%	28.4%	26.0%

Selling, general and administrative expenses	13.2%	13.7%	9.8%
Research and development expenditures	11.4%	12.5%	9.0%
Other charges (income)	1.0%	1.3%	0.6%
Intangibles amortization and IPR&D	0.9%	1.0%	0.3%

Operating earnings (loss)	-0.2%	-0.1%	6.4%

Other income (expense):
Interest income, net	0.1%	0.1%	0.8%
Gains (loss) on sales of investments and businesses, net	0.4%	0.1%	-1.1%
Other	0.0%	0.1%	-0.4%

Total other income (expense)	0.5%	0.2%	-0.6%

Earnings from continuing operations before income taxes	0.3%	0.1%	5.8%
Income tax expense (benefit)	-0.8%	-0.4%	1.3%

Earnings from continuing operations	1.2%	0.5%	4.5%

Earnings (loss) from discontinued operations, net of tax	-0.1%	0.2%	0.8%

Net earnings	1.0%	0.7%	5.3%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Year Ended
	December 31, 2007	December 31, 2006
Net sales	$36,622	$42,847
Costs of sales	26,670	30,120

Gross margin	9,952	12,727

Selling, general and administrative expenses	5,092	4,504
Research and development expenditures	4,429	4,106
Other charges (income)	519	(108)
Intangibles amortization and IPR&D	465	133

Operating earnings (loss)	(553)	4,092

Other income (expense):
Interest income, net	91	326
Gains on sales of investments and businesses, net	50	41
Other	22	151

Total other income (expense)	163	518

Earnings (loss) from continuing operations before income taxes	(390)	4,610
Income tax expense (benefit)	(285)	1,349

Earnings (loss) from continuing operations	(105)	3,261

Earnings from discontinued operations, net of tax	56	400

Net earnings (loss)	$(49)	$3,661

Earnings (loss) per common share
Basic:
Continuing operations	$(0.05)	$1.33
Discontinued operations	0.03	0.17

	$(0.02)	$1.50

Diluted:
Continuing operations	$(0.05)	$1.30
Discontinued operations	0.03	0.16

	$(0.02)	$1.46

Weighted average common shares outstanding
Basic	2,312.7	2,466.3
Diluted	2,312.7	2,504.2

Dividends paid per share	$0.20	$0.18

	Percentage of Net Sales*
Net sales	100%	100%
Costs of sales	72.8%	70.3%

Gross margin	27.2%	29.7%

Selling, general and administrative expenses	13.9%	10.5%
Research and development expenditures	12.1%	9.6%
Other charges (income)	1.4%	-0.3%
Intangibles amortization and IPR&D	1.3%	0.3%

Operating earnings (loss)	-1.5%	9.6%

Other income (expense):
Interest income, net	0.2%	0.8%
Gains on sales of investments and businesses, net	0.1%	0.1%
Other	0.1%	0.4%

Total other income (expense)	0.4%	1.2%

Earnings (loss) from continuing operations before income taxes	-1.1%	10.8%
Income tax expense (benefit)	-0.8%	3.1%

Earnings (loss) from continuing operations	-0.3%	7.6%

Earnings from discontinued operations, net of tax	0.2%	0.9%

Net earnings (loss)	-0.1%	8.5%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	December 31,	September 29,
	2007	2007
Assets
Cash and cash equivalents	$2,752	$2,315
Sigma Funds	5,242	5,021
Short-term investments	612	1,063
Accounts receivable, net	5,324	5,165
Inventories, net	2,836	2,995
Deferred income taxes	1,891	1,873
Other current assets	3,565	3,233

Total current assets	22,222	21,665

Property, plant and equipment, net	2,480	2,536
Investments	837	951
Deferred income taxes	2,454	2,472
Goodwill	4,492	4,676
Other assets	2,327	2,469

Total assets	$34,812	$34,769

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$332	$1,523
Accounts payable	4,167	3,671
Accrued liabilities	8,001	7,707

Total current liabilities	12,500	12,901

Long-term debt	3,991	2,628
Other liabilities	2,874	4,196

Stockholders’ equity	15,447	15,044

Total liabilities and stockholders’ equity	$34,812	$34,769

Financial Ratios*:
Days Sales Outstanding (including net Long-term receivables)	50	53
Cash Conversion Cycle	33	43
ROIC	4%	7%
Net Cash	$4,283	$4,248

*	Defined in the Financial Ratios Definitions table

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions, except per share amounts)

	Three Months Ended
	December 31, 2007	December 31, 2006
Operating
Net earnings	$100	$623
Less: Earnings (loss) from discontinued operations	(11)	94

Earnings from continuing operations	111	529
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	221	155
Deferred income taxes	(285)	(26)
Other, net	86	300
Changes in operating assets and liabilities, net	337	(248)

Net cash provided by operating activities from continuing operations	470	710

Investing
Acquisitions and investments, net	(85)	(46)
Proceeds from sales of investments and businesses	336	828
Capital expenditures	(134)	(259)
Purchases of Sigma Funds investments, net	(265)	(588)
Other, net	494	(116)

Net cash provided by (used for) investing activities from continuing operations	346	(181)

Financing
Issuance of common stock	151	203
Purchase of common stock	(557)	(700)
Other, net	14	(104)

Net cash used for financing activities from continuing operations	(392)	(601)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	13	138
Net cash provided by (used for) discontinued operations	—	—

Net increase in cash and cash equivalents	437	66
Cash and cash equivalents, beginning of period	2,315	2,750

Cash and cash equivalents, end of period	$2,752	$2,816

	Year Ended
	December 31, 2007	December 31, 2006
Operating
Net earnings (loss)	$(49)	$3,661
Less: Earnings from discontinued operations	56	400

Earnings (loss) from continuing operations	(105)	3,261
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	903	558
Deferred income taxes	(837)	838
Other, net	473	284
Changes in operating assets and liabilities, net	351	(1,442)

Net cash provided by operating activities from continuing operations	785	3,499

Investing
Acquisitions and investments, net	(4,568)	(1,068)
Proceeds from sales of investments and businesses	411	2,001
Capital expenditures	(527)	(649)
Proceeds from sales (purchases) of Sigma Funds investments, net	6,889	(1,337)
Other, net	174	(391)

Net cash provided by (used for) investing activities from continuing operations	2,379	(1,444)

Financing
Issuance of common stock	440	918
Purchase of common stock	(3,035)	(3,826)
Other, net	(706)	(253)

Net cash used for financing activities from continuing operations	(3,301)	(3,161)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	73	148
Net cash provided by (used for) discontinued operations	—	—

Net decrease in cash and cash equivalents	(64)	(958)
Cash and cash equivalents, beginning of period	2,816	3,774

Cash and cash equivalents, end of period	$2,752	$2,816

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and years ended December 31, 2007 and December 31, 2006.

	Net Sales
	Quarter Ended	Quarter Ended	% Change from
	December 31, 2007	December 31, 2006	2006

Mobile Devices	$4,811	$7,806	-38%
Home and Networks Mobility	2,724	2,444	11%
Enterprise Mobility Solutions	2,138	1,579	35%

Segment Totals	9,673	11,829	-18%
Other and Eliminations	(27)	(37)	-27%

Company Totals	$9,646	$11,792	-18%

	Net Sales
	Year Ended	Year Ended	% Change from
	December 31, 2007	December 31, 2006	2006

Mobile Devices	$18,988	$28,383	-33%
Home and Networks Mobility	10,014	9,164	9%
Enterprise Mobility Solutions	7,729	5,400	43%

Segment Totals	36,731	42,947	-14%
Other and Eliminations	(109)	(100)	9%

Company Totals	$36,622	$42,847	-15%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and years ended December 31, 2007 and December 31, 2006.

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	December 31, 2007	December 31, 2006

Mobile Devices	$(388)	$341
Home and Networks Mobility	192	223
Enterprise Mobility Solutions	451	323

Segment Totals	255	887
Other and Eliminations	(274)	(134)

Company Totals	$(19)	$753

	Operating Earnings (Loss)
	Year Ended	Year Ended
	December 31, 2007	December 31, 2006

Mobile Devices	$(1,201)	$2,690
Home and Networks Mobility	709	787
Enterprise Mobility Solutions	1,213	958

Segment Totals	721	4,435
Other and Eliminations	(1,274)	(343)

Company Totals	$(553)	$4,092

Motorola, Inc. and Subsidiaries
Financial Ratios Definitions
Cash Conversion Cycle = DSO + DIO - DPO
•	Days sales outstanding (DSO) = (Accounts receivable + Long-term receivables) / (Three months of net sales / 90)

•	Days inventory outstanding (DIO) = Inventory / (Three months of cost of sales / 90)

•	Days payable outstanding (DPO) = Accounts payable / (Three months of cost of sales / 90)
Return on Invested Capital (ROIC)

Rolling ROIC =	(12 mth Rolling Operating Earnings excluding Highlighted Items and including Foreign Currency Gain/(Loss)) Tax Affected
4 Quarter Average (Stockholders’ Equity + Total Debt - Excess Cash*)

*	Excess Cash = Rolling 4 Quarter Average of Total Cash & Short-term Investments - 5% of Rolling Net Sales
Net Cash = Cash and cash equivalents + Sigma Funds + Short-term investments - Note payable and current portion of long-term debt - Long-term Debt